Exhibit 99.1

Sorrento Appoints Miranda Toledano As Executive Vice President of Corporate Development, and President of LA Cell

SAN DIEGO, September 13, 2016 /PRNewswire/ — Sorrento Therapeutics, Inc. (NASDAQ: SRNE), an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, inflammation and autoimmune diseases, today announced that Miranda Toledano has been appointed Executive Vice President of Corporate Development of Sorrento and President of LA Cell, Sorrento’s Joint Venture with City of Hope.

“We are very excited that Miranda has joined our executive team,” said Dr. Henry Ji, President & CEO of Sorrento. “Miranda brings a unique combination of fundamental knowledge and transactional experience in our key therapeutic areas which will be instrumental in crafting Sorrento’s corporate strategy and accelerating our goals for LA Cell.”

Ms. Toledano joins Sorrento with 18 years of principal investment, financing and strategic advisory experience in the biopharmaceutical sector. Since 2012, Miranda served as Head of Healthcare Investment Banking at MLV & Co., now an FBR company, where she completed over 110 IPO and follow on equity offerings totaling over $4 billion in aggregate value. Prior to joining MLV, Miranda served in the investment group of Royalty Pharma where she focused on acquiring best in class biologic therapeutics targeting oncology, auto-immune and neurodegenerative indications. From 1998 to 2003, Miranda served as a Senior Manager at Ernst & Young (Israel) where she established the Life Sciences Corporate Finance group. Miranda received a BA in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

“I am thrilled to be joining Sorrento at this critical juncture in its history. Sorrento has amassed world class capabilities in generating highly differentiated, novel antibody and cell based product candidates which are poised to make a real difference across critical indications where patients are underserved. LA Cell’s platform is disruptive in that it uniquely enables the penetration of large molecules such as antibodies, peptides, and modified DNA into disease cells. We are looking to apply this technology to specifically modulate formerly “undruggable” targets known to the evolution of cancer, infectious and metabolic diseases.”

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, pain management, inflammation and autoimmune diseases. Sorrento’s lead products are late-stage biosimilar and biobetter antibodies, RTX for intractable cancer pain, as well as clinical CAR-T and CAR-NK therapies targeting solid tumors.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the expectations for Sorrento’s and its subsidiaries’ technologies and collaborations; Sorrento’s ability to leverage the expertise of its employees and partners to assist the company in the execution of its strategies; and Sorrento’s prospects. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento’s and its subsidiaries’ technologies and prospects; risks related to seeking regulatory approvals and conducting clinical trials; and other risks that are described in Sorrento’s most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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